UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

BROADMARK REALTY CAPITAL INC.

(Exact name of registrant as specified in its charter)

Maryland	001-39134	84-2620891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2000

Seattle, WA 98101

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 971-0800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act of 1933, as amended:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	BRMK	New York Stock Exchange
Warrants, each exercisable for one fourth (1/4th) share of Common Stock at an exercise price of $2.875 per one fourth (1/4th) share	BRMK WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act of 1934, as amended. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2022, Broadmark Realty Capital Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) appointed Brian P. Ward to serve as the Company’s Chief Executive Officer and as a director, in each case effective as of March 1, 2022 (the “Effective Date”). Mr. Ward will succeed Jeffrey B. Pyatt, the Company’s current Chief Executive Officer and Chairman of the Board, who will retain the role of Chairman.

Mr. Ward, age 60, previously served as Chief Executive Officer of Trimont Real Estate Advisors, a commercial real estate asset management firm that specializes in complex performing and non-performing credit investments on behalf of commercial real estate lenders and investors around the world. He also served as a member of Trimont’s Board of Directors and chaired both Trimont’s Global Advisory Council and Executive Operating Committee. Prior to Trimont, Mr. Ward served as the President of the Americas for Colliers International, overseeing Capital Markets & Investment Services functions for the company in the United States, Canada and Latin America.

Mr. Ward earned a BA, cum laude, from Washington State University, a PLDA from Harvard Business School, and a JD from Willamette University. He serves on the Alumni Board of Advisors for Harvard Business School, the Harvard University Alumni Real Estate Board, and the New York University Schack Institute of Real Estate Board. He is also an active member of the Washington Bar, the Urban Land Institute (ULI), where he serves on the Global Exchange Council, and the Commercial Real Estate Finance Council (CREFC) in both the United States and Europe.

The terms and conditions of Mr. Ward’s appointment will be governed by an employment agreement dated as of February 2, 2022 between Mr. Ward and the Company (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Ward will receive an annual base salary of $650,000 and will be eligible to receive an annual cash bonus under Company’s annual cash incentive compensation plan with a target bonus amount of 150% of his base salary, in each case, subject to annual review and increase by the Board or Compensation Committee. In addition, in 2022, Mr. Ward will be eligible to receive service-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”), comprised 50% of RSUs and 50% of PRSUs, with an aggregate grant date target value of $1.35 million. The RSUs will vest in three annual installments beginning on January 14, 2023, subject to Employee’s continued employment through the applicable vesting date. The PRSUs will vest based on the Company’s achievement of performance criteria established by the Compensation Committee, with maximum performance resulting in vesting of 150% of the target number of PRSUs and threshold performance resulting in vesting of 50% of the target number of PRSUs.

In the event that Mr. Ward’s employment is terminated by the Company without “Cause,” or by him for “Good Reason” (as such terms are defined in the Employment Agreement), he is expected to be entitled to receive severance benefits of (i) 12 months of continued base salary, payable in regular installments in accordance with the Company’s general payroll practices, and (ii) 12 months of reimbursement for premiums related to any continuation health coverage elected under the Company’s group health plans, in each case, provided that he has first entered into a release of claims in favor of the Company.

The Company will also provide Mr. Ward with a relocation package, which includes a lump sum payment of $450,000 to cover certain relocation costs. Such relocation benefits will be repaid on a pro rata basis if Mr. Ward resigns without Good Reason or is terminated for Cause prior to the first anniversary of the Effective Date.

The foregoing is not a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On February 2, 2022, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Pyatt providing, among other things, for Mr. Pyatt’s resignation as Chief Executive Officer and as an employee of the Company as of the Effective Date, and for his future service as Chairman of the Board. As consideration for his service as Chairman of the Board, Mr. Pyatt will receive an annual cash retainer equal to $210,000, payable in quarterly installments on the same schedule as other non-employee directors. In addition, in calendar year 2022, Mr. Pyatt will receive an RSU award with a grant date fair market value of $200,000, at the same time as equity awards to other non-employee directors are granted. For calendar years 2023 and beyond, any annual equity awards granted to Mr. Pyatt will be determined pursuant to the Company’s outside director compensation program. The Letter Agreement also provides that, following his termination of employment, Mr. Pyatt will receive 18 months of reimbursement for premiums related to any continuation health coverage elected under the Company’s group health plans.

The foregoing is not a complete description of the Letter Agreement and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated February 2, 2022, by and between Broadmark Realty Capital Inc. and Brian Ward

10.2	Letter Agreement dated February 2, 2022 with Jeffrey B. Pyatt

104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADMARK REALTY CAPITAL INC.

By:	/s/ Nevin Boparai
Name: Nevin Boparai
Title: Executive Vice President and Chief Legal Officer

Date: February 7, 2022